Exhibit 99.2

N E W S R E L E A S E
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
EXIDE TECHNOLOGIES PROVIDES FISCAL 2006 RESULTS
     Alpharetta, Ga. — (June 28, 2006) — Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, announced today that it will file its Annual Report on Form 10-K for the fiscal year ended March 31, 2006 on June 29, 2006.
     Net sales for the fourth fiscal quarter were $730.6 million compared to $712.8 million in the prior year quarter. Foreign currency negatively impacted year-over-year fourth quarter sales by approximately $32 million, which was more than offset by favorable pricing in all businesses well as increased volume in both of our Transportation Divisions and in our Industrial Energy North American Division.
     The net loss for the fourth quarter of fiscal 2006 was $76.3 million or $(3.05) a share compared with a net loss of $44.4 million or $(1.78) a share in the prior year period. The increase in the net loss in the fourth quarter is principally driven by the recording of $24 million for a settlement with the U.S. Attorney for the Southern District of Illinois relating to a historic fine and a $5 million increase in interest cost due to higher debt and rates.
     In the Form 10-K, the Company reported net sales of $2.82 billion in fiscal 2006 compared with $2.69 billion in fiscal 2005. This increase was principally attributable to growth in Industrial Energy worldwide and Transportation North America, partially offset by $53 million of negative foreign currency impact. Additionally, net sales were favorably impacted by overall pricing actions throughout all segments.
     Net loss as reported was $172.7 million or $(6.91) a share in fiscal 2006 compared with net loss of $466.9 million or $(18.68) a share in the period May 6, 2004 to March 31, 2005 (Successor Company). The fiscal 2005 results included a goodwill impairment charge of $389 million. Excluding this, the net loss for the current fiscal year increased by approximately $95 million, principally driven by a $54 million reduction on the gain from revaluation of the Company’s warrants’ liability (from $63 million in fiscal 2005 to $9 million in fiscal 2006), $27 million of increased interest expense due to higher debt and rates and the recording of the aforementioned settlement with the U.S. Attorney.
     The Company, as it has said in the past, uses adjusted EBITDA as a key measure of its operational financial performance and it is also a key element of the covenants in its bank agreements. This measure underlies the Company’s operational performance and excludes the nonrecurring impact of the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. Our adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales as well as a specific exclusion for the aforementioned Settlement with the U.S. Attorney. See the reconciliations of net losses to adjusted EBITDA in the attachments to this release.
     Adjusted EBITDA in the fourth quarter of 2006 was $19.3 million compared to $6.5 million in the fourth quarter of the prior year. Full year 2006 adjusted EBITDA was $104.5 million compared to $105.7 million in fiscal 2005.
     The Company has also concluded, after further review of various tax and non-tax related entries, that it will not restate prior period financials results. Consequently, previously issued financial statements may still be relied upon.
     As communicated on June 27, 2006, the Company will hold a conference call to discuss its results on Thursday, June 29, 2006.
# # #
About Exide Technologies:
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide, including its financial results, are available at www.exide.com.
Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities,

(c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.
Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of oncompliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (viii) competitiveness of the battery markets in North America and Europe, (ix) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the Company’s exposure to fluctuations in interest rates on its variable debt, (xii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiii) general economic conditions, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to successfully pass along increased material costs to its customers, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, (xviii) adverse reactions by creditors, vendors, customers, and others to the going-concern modification to the Company’s Consolidated Financial Statements included in the Report of Independent Registered Public Accounting Firm in this report, (xix) the loss of one or more of the Company’s major customers for its industrial or transportation products, and (xx) the Company’s ability to consummate a rights offering and private placement of stock as noted below, including obtaining appropriate shareholder approval.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed with the SEC on September 14, 2005 and in the Company’s most recent Form 10-K to be filed on June 29, 2006 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

Exide Technologies
Consolidated Statements of Operations
(in thousands, except for share data)

	Successor Company		Predecessor Company
		For the Period	For the Period
	For the fiscal	May 6, 2004	April 1, 2004	For the fiscal
	year ended	to	to	year ended
	March 31, 2006	March 31, 2005	May 5, 2004	March 31, 2004
NET SALES	$2,819,876	$2,476,259	$214,607	$2,500,493
COST OF SALES	2,413,045	2,098,757	179,137	1,991,168

Gross profit	406,831	377,502	35,470	509,325

EXPENSES:
Selling, marketing and advertising	271,059	251,085	24,504	264,753
General and administrative	190,993	150,871	17,940	161,271
Restructuring and impairment	21,714	42,479	602	52,708
Goodwill impairment charge	—	388,524	—	—
Other (income) expense, net	3,684	(56,898)	6,222	(40,724)
Interest expense, net	69,464	42,636	8,870	99,027

	556,914	818,697	58,138	537,035

Loss before reorganization items, income taxes, minority interest and cumulative effect of change in accounting principle	(150,083)	(441,195)	(22,668)	(27,710)
REORGANIZATION ITEMS, NET	6,158	11,527	18,434	67,042
FRESH START ACCOUNTING ADJUSTMENTS, NET	—	—	(228,371)	—
GAIN ON DISCHARGE OF LIABILITIES SUBJECT TO	—	—	(1,558,839)	—
COMPROMISE
INCOME TAX PROVISION (BENEFIT)	15,962	14,219	(2,482)	3,271
MINORITY INTEREST	529	(18)	26	467

Income (loss) before cumulative effect of change in accounting principle	(172,732)	(466,923)	1,748,564	(98,490)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
PRINCIPLE	—	—	—	(15,593)

Net income (loss)	$(172,732)	$(466,923)	$1,748,564	$(114,083)

NET INCOME (LOSS) PER SHARE, BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

Basic and Diluted	$(6.91)	$(18.68)	$63.86	$(3.60)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE PER SHARE
Basic and Diluted	$—	$—	$—	$(0.57)

NET INCOME (LOSS) PER SHARE

Basic and Diluted	$(6.91)	$(18.68)	$63.86	$(4.17)

WEIGHTED AVERAGE SHARES

Basic and Diluted	25,000	25,000	27,383	27,383

Exide Technologies
Consolidated Balance Sheets
(in thousands, except for share data)

	March 31, 2006	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$32,161	$76,696
Restricted cash	561	1,323
Receivables, net of allowance for doubtful accounts of $21,637 and $22,471	617,677	687,715
Inventories	414,943	397,689
Prepaid expenses and other	30,243	21,275
Deferred financing costs, net	3,169	1,725
Deferred income taxes	11,066	4,305

Total current assets	1,109,820	1,190,728

Property, plant and equipment, net	685,842	799,763

Other assets:
Other intangibles, net	186,820	192,854
Investments in affiliates	4,783	9,010
Deferred financing costs, net	15,196	12,784
Deferred income taxes	56,358	55,896
Other	24,090	29,745

	287,247	300,289

Total assets	$2,082,909	$2,290,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$11,375	$1,595
Current maturities of long-term debt	5,643	632,116
Accounts payable	360,538	340,480
Accrued expenses	298,631	385,521
Warrants liability	2,063	11,188

Total current liabilities	678,250	1,370,900
Long-term debt	683,986	20,047
Noncurrent retirement obligations	333,248	329,628
Deferred income tax liability	33,590	24,178
Other noncurrent liabilities	116,430	106,004
Total liabilities	1,845,504	1,850,757

Commitments and contingencies	—	—
Minority interest	12,666	12,764

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 61,500 shares authorized, 24,546 and 24, 407 shares issued and outstanding at March 31, 2006 and March 31, 2005	245	234
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding at March 31, 2006 and March 31, 2005	—	—
Additional paid-in capital	888,647	888,157
Accumulated deficit	(639,655)	(466,923)
Accumulated other comprehensive income (loss)	(24,498)	5,791

Total stockholders’ equity	224,739	427,259

Total liabilities and stockholders’ equity	$2,082,909	$2,290,780

Exide Technologies
Consolidated Statements of Cash Flows
(in thousands, except for share data)

	Successor Company		Predecessor Company
		For the Period	For the Period
	For the fiscal	May 6, 2004	April 1, 2004	For the fiscal
	year ended	to	to	year ended
	March 31, 2006	March 31, 2005	May 5, 2004	March 31, 2004
Cash Flows From Operating Activities:
Net income (loss)	$(172,732)	$(466,923)	$1,748,564	$(114,083)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities—
Depreciation and amortization	122,429	108,752	7,848	97,816
Cumulative effect of change in accounting principle	—	—	—	15,593
Gain on discharge of liabilities subject to compromise	—	—	(1,558,839)	—
Fresh start accounting adjustments, net	—	—	(228,371)	—
Unrealized gain on Warrants	(9,125)	(63,112)	—	—
Net loss (gain) on asset sales	8,044	7,649	—	(9,700)
gain on insurance recoveries	(4,791)	(13,645)	—	—
Deferred income taxes	(36)	6,551	(3,179)	(7,343)
Provision for doubtful accounts	4,116	1,973	473	5,140
Non-cash provision for restructuring	1,280	4,000	18	217
Reorganization items, net	6,158	11,527	18,434	67,042
Goodwill impairment charge	—	388,524	—	—
Insurance proceeds	11,144	7,290	—	—
Minority interest	529	(18)	26	467
Amortization of deferred financing costs	2,048	—	1,251	18,537
Changes in assets and liabilities excluding effects of Fresh Start accounting and acquisitions and divestitures—
Receivables	34,022	(31,777)	45,924	32,486
Inventories	(34,703)	38,826	(10,873)	12,451
Prepaid expenses and other	(8,997)	(108)	286	(13,151)
Payables	33,958	41,120	(20,967)	13,077
Accrued expenses	(68,907)	(32,932)	(20,564)	(3,250)
Noncurrent liabilities	27,500	(4,454)	(294)	(18,401)
Other, net	3,715	(12,934)	13,077	(56,347)

Net cash (used in) provided by operating activities	(44,348)	(9,691)	(7,186)	40,551

Cash Flows From Investing Activities:
Capital expenditures	(58,133)	(69,114)	(7,152)	(65,128)
Proceeds from sales of assets	25,316	25,101	2,800	26,717

Net cash used in investing activities	(32,817)	(44,013)	(4,352)	(38,411)

Cash Flows From Financing Activities:
Increase (decrease) in short-term borrowings	10,347	(11,588)	2,425	(107)
Repayments under 9.125% Senior Notes (Deutschemark denominated)	—	—	(110,082)	—
Borrowings under DIP Credit Facility	—	—	—	836,834
Repayments under DIP Credit Facility	—	—	—	(1,005,598)
Borrowings under Replacement DIP Credit Facility	—	—	121,258	510,106
Repayments under Replacement DIP Credit Facility	—	—	(452,875)	(178,488)
Borrowings under Senior Secured Credit Facility	46,250	—	500,000	—
Repayments under Senior Secured Credit Facility	(17,224)	(250,000)	—	—
Borrowings under Senior Secured Notes	—	290,000	—	—
Borrowings under Convertible Senior Subordinated Notes	—	60,000	—	—
European asset securitization	—	—	—	(160,221)
Currency Swap	(12,084)	—	—	—
Increase/Decrease in other debt	15,667	(5,967)	(2,412)	(6,152)
Financing costs and other	(8,310)	(13,520)	(23,146)	(6,041)

Net cash provided by (used in) financing activities	34,646	68,925	35,168	(9,667)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2,016)	1,879	(1,447)	5,174

Net Increase (Decrease) In Cash and Cash Equivalents	(44,535)	17,100	22,183	(2,353)
Cash and Cash Equivalents, Beginning of Period	76,696	59,596	37,413	39,766

Cash and Cash Equivalents, End of Period	$32,161	$76,696	$59,596	$37,413

Supplemental Disclosures Of Cash Flow Information:
Cash paid during the period for—
Interest	$54,923	$32,991	$13,765	$56,628
Income taxes (net of refunds)	$10,568	$10,580	$1,139	$14,355

ATTACHMENT I
EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
SUCCESSOR COMPANY FOR THE THREE MONTHS ENDED MARCH 31, 2006
(in millions)

	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$(18.0)	$9.1	$3.7	$8.5	$(79.6)	$(76.3)
Interest expense, net					18.3	18.3
Income tax provision (benefit)					13.4	13.4

EBIT	$(18.0)	$9.1	$3.7	$8.5	$(47.9)	$(44.6)
Depreciation and amortization	8.0	6.7	2.6	8.3	6.3	31.9
U.S Attorney Settlement	—	—	—	—	23.8	23.8
Take Charge expenses	3.6	1.5	—	—	—	5.1
Reorganization items, net	—	—	—	—	1.8	1.8
Restructuring and impairment, net	0.2	1.2	1.3	2.0	0.9	5.6
Other restructuring costs included in cost of sales and general and administrative expenses	0.3	—	0.1	(0.2)	0.0	0.2
Currency remeasurement loss (gain)	0.1	0.4	—	(0.1)	(2.9)	(2.5)
Minority interest	—	—	—	—	0.4	0.4
Unrealized gain on revaluation of warrants	—	—	—	—	0.4	0.4
Loss (gain) on sale of capital assets	1.7	0.4	0.0	2.6	(9.0)	(4.3)
Other non-cash losses (gains)	—	—	—	—	1.5	1.5
Adjusted EBITDA	$(4.1)	$19.3	$7.7	$21.1	$(24.7)	$19.3

ATTACHMENT II
4Q FY2006 Net Sales and EBITDA by Segment
(in millions)

	TRANSPORTATION		INDUSTRIAL ENERGY
	North	Europe	North	Europe	Corporate
4Q FY06	America	And ROW	America	and ROW	& Other	Total

Net Sales	$231.5	$223.8	$67.2	$208.1	—	$730.6

EBITDA	($4.1)	$19.3	$7.6	$21.1	($24.6)	$19.3

4Q FY05

Net Sales	$204.5	$225.2	$62.6	$220.5	—	$712.8

EBITDA	$3.1	$12.0	$6.9	$14.6	($30.1)	$6.5

ATTACHMENT III

ATTACHMENT IV
EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
SUCCESSOR COMPANY FOR THE TWELVE MONTHS ENDED MARCH 31, 2006
(in millions)

	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$(6.7)	$24.4	$8.7	$40.0	$(239.1)	$(172.7)
Interest expense, net					69.5	69.5
Income tax provision (benefit)					16.0	16.0

EBIT	$(6.7)	$24.4	$8.7	$40.0	$(153.6)	$(87.2)
Depreciation and amortization	29.7	31.6	10.9	33.1	17.1	122.4
U.S Attorney Settlement	—	—	—	—	23.8	23.8
Take Charge expenses	3.6	1.5	—	—	—	5.1
Reorganization items, net	0.0	0.0	0.0	0.0	6.2	6.2
Restructuring and impairment, net	0.5	5.8	3.1	8.3	4.0	21.7
Other restructuring costs included in cost of sales and general and administrative expenses	0.7	0.3	0.1	—	—	1.1
Currency remeasurement loss (gain)	1.8	0.4	0.3	(0.1)	7.8	10.2
Minority interest	—	—	—	—	0.5	0.5
Unrealized gain on revaluation of warrants	—	—	—	—	(9.1)	(9.1)
Loss (gain) on sale of capital assets	3.2	0.7	8.5	2.8	(7.2)	8.0
Other non-cash losses (gains)					1.8	1.8
Adjusted EBITDA	$32.8	$64.7	$31.6	$84.1	$(108.7)	$104.5

ATTACHMENT V
FY2006 Net Sales and EBITDA by Segment
(in millions)

	TRANSPORTATION		INDUSTRIAL ENERGY
	North	Europe	North	Europe	Corporate
2006	America	And ROW	America	and ROW	& Other	Total

Net Sales	$913.3	$810.9	$275.0	$820.7	—	$2,819.9

EBITDA	$32.8	$64.7	$31.5	$84.1	($108.6)	$104.5

2005

Net Sales	$847.6	823.2	$223.0	$797.1	—	$2,690.9

EBITDA	$50.5	$69.0	$29.5	$68.9	($112.2)	$105.7

ATTACHMENT VI